UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

June 1, 2011

SAKS INCORPORATED

Tennessee	1-13113	62-0331040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 East 49th Street, New York, New York 10017

(212) 940-5305

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Saks Incorporated (the “Company”) was held on June 1, 2011. The matters voted upon at the annual meeting and the results of the voting on each matter are set forth below:

1.	Election of directors

		For	Withhold	Broker Non-Votes

	Robert B. Carter	112,185,261	5,636,947	9,360,990
	Donald E. Hess	115,376,312	2,445,896	9,360,990
	Jerry W. Levin	117,222,244	599,964	9,360,990
	Michael S. Gross	86,920,066	30,902,142	9,360,990
	Nora P. McAniff	112,367,910	5,454,298	9,360,990
	Stephen I. Sadove	113,154,582	4,667,626	9,360,990

		For	Against	Abstentions
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2011	126,525,658	573,835	83,705

		For	Against	Abstentions	Broker Non-Votes
3.	Advisory vote on executive compensation	108,277,815	9,434,977	109,416	9,360,990

		Three Years	TwoYears	One Year	Abstentions	Broker Non-Votes
4.	Advisory vote on the frequency of holding an advisory vote on executive compensation	78,041,812	153,470	39,478,479	148,447	9,360,990

In light of the foregoing vote on Proposal 4, the Company will hold an advisory vote on executive compensation every three years, until the next required vote on the frequency of shareholder votes on executive compensation.

		For	Against	Abstentions	Broker Non-Votes
5.	Shareholder proposal regarding cumulative voting in the election of the Company’s directors	24,970,457	92,743,383	108,368	9,360,990

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2011	SAKS INCORPORATED

	By:	/s/ Ann Robertson
	Name:	Ann Robertson
	Title:	Associate General Counsel and Corporate Secretary